UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2005

Staples, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

Five Hundred Staples Drive, Framingham, MA		01702
(Address of principal executive offices)		(Zip Code)

508-253-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

California wage and hour class action lawsuit.  We have previously disclosed that class action lawsuits have been brought against Staples, Inc. for alleged violations of what is known as California’s “wage and hour” law.  On November 15, 2005, after filing our Form 10-Q for the quarter ended October 29, 2005, we were informed that the court has granted class certification to the plaintiffs.  The court’s ruling is procedural only and does not address the merits of the plaintiffs’ allegations.  We believe that the class was improperly certified and intend to appeal the decision.  If the case goes to trial, we believe we have meritorious defenses in the litigation and expect to prevail.  If, however, there is an adverse judgment from which there is no successful appeal, damages could range from $10 million to $150 million, excluding interest and attorneys’ fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2005	Staples, Inc.

	By:	/s/ Jack VanWoerkom
Jack VanWoerkom
Executive Vice President,
General Counsel and Secretary